SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      February 12, 1999 (February 9, 1999)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                  001-14195              65-0723837
(State or Other Jurisdiction        (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification No.)




          116 Huntington Avenue
        Boston, Massachusetts                                      02116
  (Address of Principal Executive Offices)                      (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

On February 9, 1999, American Tower Corporation ("ATC" or the "Company") completed a public offering of 27,000,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock") (including 1,700,000 shares sold by the Company pursuant to the exercise in full of the underwriters' over-allotment option) at $25.00 per share. Certain selling stockholders sold an additional 1,300,000 shares in the offering. Credit Suisse First Boston, BT Alex. Brown, Lehman Brothers, Morgan Stanley Dean Witter, Salomon Smith Barney, Bear, Stearns & Co. Inc., Merrill Lynch & Co. and NationsBanc Montgomery Securities LLC were the underwriters of the Class A Common Stock. The net proceeds to the Company were $619.3 million. The Company will use the net proceeds from the offering to finance construction activities, pending and future acquisitions, and general working capital purposes. For more information, see the ATC press release, dated February 10, 1999, which is attached herewith as Exhibit 99.1

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

         Exhibit 1.1  - Underwriting  Agreement,  dated as of  February  3,
                        1999, by and among ATC and the Representatives of the Underwriters.*

         Exhibit 99.1 - Press Release of ATC, dated February 10, 1999.


         * Filed as Exhibit 1.1 to Amendment No. 1 to ATC's Registration Statement on Form S-1 filed on February 3, 1998 (File No. 333-70881).




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AMERICAN TOWER CORPORATION
                                           (Registrant)


Date: February 12, 1999                    By: /s/ Justin D. Benincasa
                                              Name: Justin D. Benincasa
                                              Title: Vice President and
                                                     Corporate Controller